UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

CONATUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2015, Conatus Pharmaceuticals Inc. (the “Company”) announced top-line results from the Company’s Phase 2 double-blind, placebo-controlled clinical trial of emricasan, a first-in-class, orally active pan-caspase protease inhibitor, in 38 patients with nonalcoholic fatty liver disease (NAFLD), including the subset of NAFLD patients with nonalcoholic steatohepatitis (NASH). The trial met its primary endpoint, showing a statistically significant (p<0.05) reduction in alanine amino transferase (ALT) in patients treated for 28 days with emricasan at 25 mg twice per day dosing compared to patients in the placebo control group. Reductions from baseline in ALT at Day 28 of approximately 39% in the emricasan treatment arm and approximately 14% in the placebo arm were similar to results observed in previous trials. Elevated baseline levels of three key serum biomarkers – caspase-cleaved cytokeratin 18 (cCK18), full length cytokeratin 18, and caspase 3/7 – also showed statistically significant reductions from baseline in emricasan-treated patients at Day 28. The baseline elevation in cCK18 confirmed that the underlying targets of emricasan’s mechanism, apoptosis and inflammation, which are believed to drive liver disease progression, were engaged in the NAFLD/NASH patients in this trial. A reduction from baseline in cCK18 at Day 28 of approximately 30% in the emricasan treatment arm and an increase from baseline of approximately 4% in the placebo arm were similar to results observed in previous trials. The reduction in serum cCK18 levels demonstrated that emricasan can effectively reduce inflammation and elevated levels of apoptosis in NAFLD/NASH patients. These results were consistent with data obtained from the Company’s previous clinical trials in other liver disease patient populations.

Emricasan was safe and well tolerated in the NAFLD/NASH trial, with no dose-limiting toxicities and no drug-related serious adverse events. Treatment with emricasan also had no adverse effects on lipid levels or insulin sensitivity, important safety assessments in NAFLD/NASH patients who are at risk for cardiovascular disease. Detailed results from the NAFLD/NASH trial will be presented in a late-breaker poster at The International Liver Congress™ 2015, the 50th Annual Meeting of the European Association for the Study of the Liver (EASL) in Vienna, Austria, April 22-26, 2015.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward looking statements, including statements regarding:  the belief that inhibiting apoptosis and inflammation will be therapeutic in patients with NASH. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to initiate and successfully complete current and future clinical trials; Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, enroll subjects, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; the potential that earlier clinical trials may not be predictive of future results; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; the potential for competing products to limit the clinical trial enrollment opportunities for emricasan in certain indications; the uncertainty of the FDA’s and other regulatory agencies’ approval processes and other regulatory requirements; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ limited operating history and its ability to operate successfully as a public company; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2015	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary